Exhibit 4.2

No.	Acquicor Technology Inc.	SHARES
CUSIP No.:	Incorporated under the Laws of the State of Delaware
Common Stock
Par Value $0.0001 per Share
SEE REVERSE FOR CERTAIN DEFINITIONS
This certifies that                                                                                                                                                                                      is the owner of                                                                                                                                                                                      fully paid and non-assessable shares of common stock, with a par value $0.0001 per share, of Acquicor Technolgy Inc., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the registrar of the Corporation.
WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.
Dated:                                         ,

Secretary	Chief Executive Officer

Transfer Agent
Acquicor Technology Inc.
CORPORATE SEAL
2005
DELAWARE

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act - Custodian
TEN ENT	tenants by the entireties	(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship	Under Uniform Gifts to Minors
	and not as tenants in common	Act:
(State)
Additional abbreviations may also be used though not in the above list.
Acquicor Technology Inc.
     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Common Stock represented hereby are issued and shall be held subject to the terms and conditions applicable to the Common Stock.
For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
                     Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___Attorney, to transfer the said Common Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).